[ LOGO ]                      HOME FEDERAL BANCORP
                             222 West Second Street
                             Seymour, Indiana 47274
                                 (812) 522-1592

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    ----------------------------------------

                         To Be Held On October 22, 1996

     Notice is hereby given that the Annual Meeting of Shareholders of Home Federal Bancorp (the "Corporation") will be held at the Holiday Inn, 2025 East Tipton Street, Seymour, Indiana, on Tuesday, October 22, 1996, at 3:00 P.M., Eastern Standard time.

     The Annual Meeting will be held for the following purposes:

     1. Election of Directors. Election of two directors of the Corporation for terms expiring in 1999.

     2. Other Business. Such other matters as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on September 10, 1996, are entitled to vote at the meeting or any adjournment thereof.

     We urge you to read the enclosed Proxy Statement carefully so that you may be informed about the business to come before the meeting, or any adjournment thereof. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose.

     A copy of our Annual Report for the fiscal year ended June 30, 1996, is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this letter.

                                             By Order of the Board of Directors


                                             /s/ John Keach, Sr.
                                             ----------------------------------
                                              John K. Keach, Sr.,
                                                Chairman of the Board



Seymour, Indiana
September 20, 1996


IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                 [ LOGO ]     HOME FEDERAL BANCORP
                             222 West Second Street
                             Seymour, Indiana 47274
                                 (812) 522-1592

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                OCTOBER 22, 1996

     This Proxy Statement is being furnished to the holders of common stock, without par value ( "Common Stock"), of Home Federal Bancorp ("the Corporation"), an Indiana corporation, in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Annual Meeting of Shareholders of the Corporation to be held at 3:00 p.m., Eastern Standard Time, at the Holiday Inn, 2025 East Tipton Street, Seymour, Indiana, on October 22, 1996, and at any and all adjournments of such meeting. The principal asset of the Corporation consists of 100% of the issued and outstanding shares of Common Stock, $.01 par value per share, of Home Federal Savings Bank (the "Bank"), a federal savings bank based in Seymour, Indiana. This Proxy Statement is expected to be mailed to Shareholders on or about September 20, 1996.

      A Notice of Annual Meeting and form of proxy accompany this Proxy Statement. Any Shareholder giving a proxy has the right to revoke it, by delivering written notice to the Secretary of the Corporation, by filing a later proxy, or in person at the meeting, at any time before such proxy is exercised. All proxies will be voted in accordance with the directions of the Shareholder and, to the extent no directions are given, will be voted "for" item 1.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only Shareholders of record at the close of business on September 10, 1996 (the "Voting Record Date"), will be eligible to vote at the Annual Meeting or at any adjournment thereof. Such Shareholders are entitled to one vote for each share then held. As of that date, the Corporation had 2,226,282 shares of the Corporation's Common Stock issued and outstanding. A majority of the votes entitled to be cast, in person or by proxy, at the Annual Meeting is necessary for a quorum. In determining whether a quorum is present, Shareholders who abstain, cast broker non-votes, or withhold authority to vote on one or more director nominees will be deemed present at the Annual Meeting.

     Management knows of no person who held more than 5% of the outstanding shares of the Corporation's Common Stock on September 10, 1996, other than the following:

                                         Number of Shares
Name and Address of                      of Common Stock            Percent of
     Beneficial Owner                   Beneficially Owned           Class (1)
- - --------------------------              ------------------          -----------
Hart N. Hasten                              82,750(1)                 3.7%
   3901 West 86th Street
   Suite 470
   Indianapolis, IN  46268
Mark Hasten                                 82,750(1)                 3.7%
   3901 West 86th Street
   Suite 470
   Indianapolis, IN  46268
Lawrence E. Hiler                          127,350(2)                 5.7%
   P.O. Box 148
   Walkerton, IN  46574

     (1) The information in this chart is based on a Schedule 13D Report filed by the Shareholders with the Securities and Exchange Commission on September 20, 1994, but otherwise does not reflect any changes in those shareholdings which may have occurred since the date of such filing. The Schedule 13D Report was filed on behalf of a Group consisting of Messrs. Hart N. Hasten and Mark Hasten.

Together the members of the Group own 7.6% of the outstanding stock. However, each member of the Group disclaims beneficial ownership of the shares owned by the other. Mark and Hart Hasten are officers of Hasten Bancorp, a multi-bank holding company and of Harcourt Management Company, Inc., a closely held real estate investment company. In the Schedule 13D, Mark and Hart Hasten state that, subject to further investigation of the Corporation, they may seek control of the Corporation through the acquisition of additional shares of Common Stock of the Corporation or a possible business combination with the Corporation. There is no agreement between any member of the Group and the Corporation relating to such matters.

     (2) The information is based on a Schedule 13D Report filed by the Shareholder with the Office of Thrift Supervision on July 26, 1991, but otherwise does not reflect any changes in those shareholdings which may have occurred since the date of such filing, except for changes resulting from the Corporation's stock splits.

                       PROPOSAL I -- ELECTION OF DIRECTORS

     The Corporation's Board of Directors currently consists of seven members. The Corporation's By-laws provide that the directors shall be divided into three classes as nearly equal in number as possible. Directors of the Corporation are generally elected to serve for a three-year period or until their respective successors are elected and qualified. The two nominees for election as a director this year are John K. Keach, Jr. and David W. Laitinen, MD, each of whom currently serves as a director and whose term will expire upon the completion of the election at the Annual Meeting. Mr. Keach, Jr. and Dr. Laitinen each have been nominated to serve for a three-year term ending in 1999.

     The following table sets forth certain information regarding the nominees for election as a director and each director continuing in office after the Annual Meeting. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies as to which authorization is withheld) will be voted at the Annual Meeting for the election of the nominees identified below. If any nominee is unable or declines to serve (an event which the Board of Directors does not anticipate), the proxies will have discretionary authority to vote for a substitute nominee named by the Board of Directors if the Board elects to fill such nominee's position. The table also sets forth the number of shares of the Corporation's Common Stock beneficially owned by certain executive officers of the Corporation and by all directors and executive officers of the Corporation as a group. Mr. Keach, Jr. is the son of the Corporation's Chairman of the Board.


                                                                                              Shares of
                                                                                               Common
                                           Positions    Director     Director                   Stock
                                           Held With     of the       of the       Term     Beneficially   Percent
                                              the         Bank      Corporation     to        Owned on       of
Name                              Age     Corporation     Since        Since      Expire     9/10/96(1)    Class
- - ----                              ---     ---------------------        -----      ------     -----------   -----
Director Nominees
John K. Keach, Jr.                44      President and   1990         1990        1999        56,289(2)      2.5%
                                         Chief Executive
                                             Officer
David W. Laitinen, MD             44        Director      1990         1990        1999        25,642(3)      1.1%
Directors Continuing In Office
John T. Beatty                    46        Director      1991         1992        1998         9,372(4)         *
Lewis W. Essex                    64        Director      1972         1990        1997        55,718(5)      2.5%
Harold Force                      45        Director      1991         1992        1998         9,372(6)         *
John K. Keach, Sr.                69       Chairman of    1954         1990        1998        82,165(7)      3.7%
                                           the Board
Harvard W. Nolting, Jr.           57        Director      1988         1990        1997        28,032(8)      1.3%
Executive Officers
Gerald L. Armstrong               56     Executive Vice                                        33,453(9)      1.5%
                                       President and Chief
                                        Operating Officer
Lawrence E. Welker                49     Executive Vice                                       52,646(10)      2.3%
                                        President, Chief
                                       Financial Officer,
                                           Treasurer
                                          and Secretary
All executive officers and
directors as a group (9 persons)                                                             352,689(11)     15.1%
- - --------------------------
*Less than 1%.

(1) Includes shares beneficially owned by members of the immediate families of the directors or director nominees residing in their homes. Unless otherwise indicated, each nominee or director has sole investment and/or voting power with respect to the shares shown as beneficially owned by him.

(2) Includes 28,650 shares held jointly by Mr. Keach and his wife, 1,746 shares held by his wife and children, 20,931 shares subject to stock options granted under the Home Federal Bancorp Stock Option Plan (the "Stock Option Plan") and the Home Federal Bancorp 1993 Stock Option (the "1993 Option Plan"), and 4,962 whole shares allocated as of March 31, 1996, to Mr. Keach's account under the Home Federal Bancorp Employees Salary Savings Plan (the "401(k) Plan"). Does not include stock options for 11,044 shares which are not exercisable within a period of 60 days following the Voting Record Date.

(3) Includes 10,198 shares held jointly by Dr. Laitinen and his wife, 10,797 shares held by Mrs. Laitinen for their minor children, and 4,647 shares subject to stock options granted under the 1993 Option Plan or by the Corporation.

(4) Includes 225 shares held jointly by Mr. Beatty and his wife and 8,022 shares subject to stock options granted under the 1993 Option Plan or by the Corporation.

(5) Includes 14,998 shares held by a trust of which Mr. Essex is a trustee and beneficiary, 3,522 shares subject to stock options granted under the 1993 Option Plan or by the Corporation, and 19,575 shares owned by Mr. Essex's mother as to which Mr. Essex has a power of attorney.

(6) Includes 9,147 shares subject to stock options granted under the 1993 Option Plan or by the Corporation.

(7) Includes 22,000 shares held jointly by Mr. Keach and his wife and 17,181 shares subject to stock options granted under the Stock Option Plan and the 1993 Option Plan . Does not include stock options for 8,294 shares which are not exercisable within a period of 60 days following the Voting Record Date.

(8) Includes 2,772 shares subject to stock options granted under the 1993 Stock Option Plan or by the Corporation.

(9) Includes 24,981 shares subject to stock options granted under the Stock Option Plan and the 1993 Option Plan, and 3,997 whole shares allocated as of March 31, 1996, to Mr. Armstrong's account under the 401(k) Plan. Does not include stock options for 6,044 shares which are not exercisable within a period of 60 days following the Voting Record Date.

(10) Includes 31,500 shares held jointly by Mr. Welker and his wife, 650 shares held by Mrs. Welker for their minor children, 17,181 shares subject to stock options granted under the Stock Option Plan and the 1993 Option Plan, and 3,315 whole shares allocated as of March 31, 1996, to Mr. Welker's account under the 401(k) Plan. Does not include stock options for 6,044 shares which are not exercisable within a period of 60 days following the Voting Record Date.

(11) Includes 108,384 shares subject to stock options granted under the Stock Option Plan, the 1993 Option Plan, and outside of those plans, and 12,274 whole shares allocated as of March 31, 1996, to the accounts of participants in the 401(k) Plan. Does not include stock options for 31,426 shares which are not exercisable within a period of 60 days following the Voting Record Date.

       The business experience of each of the above directors and director nominees for at least the past five years is as follows:

       John T. Beatty is President and Treasurer of Beatty Insurance, Inc.

       Lewis W. Essex has been Chairman of the Board of Essex Castings, Inc. since 1992. He retired from his position as Chief Executive Officer of Essex Castings, Inc. on Janury 1, 1996, having served in that position since prior to 1991.

       Harold Force has been President of Force Construction Company, Inc. since 1976.

       John K. Keach, Sr. has been employed by the Bank since 1950. He served in various positions until 1974, at which time be became President and Chief Executive Officer. He was elected as Chairman of the Board in 1986. He resigned as President, remaining Chief Executive Officer, in 1988. He resigned as Chief Executive Officer as of July 1, 1994.

       John K. Keach, Jr. has been employed by the Bank since 1974. In 1985, he was elected Senior Vice President - Financial Services, in 1987 he became Executive Vice President, and in 1988 he became President and Chief Operating Officer. In 1994, he became President and Chief Executive Officer.

     David W. Laitinen, MD has been an orthopedic surgeon in Seymour, Indiana since 1983.

     Harvard W. Nolting, Jr. was a co-owner of Nolting Foods, Inc. (grocery chain) for over 30 years before his retirement in 1994.

     Directors will be elected upon receipt of a plurality of votes cast at the Annual Meeting. Plurality means that individuals who receive the largest number of votes cast are elected up to the maximum number of directors to be chosen at the meeting. Abstentions, broker non-votes, and instructions on the accompanying proxy to withhold authority to vote for one or more of the nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

Meetings and Committees of the Board of Directors of the Corporation

     The Board of Directors meetings are generally held on a monthly basis. The Board of Directors held a total of twelve meetings during the fiscal year ended June 30, 1996. No incumbent director attended fewer than 75% of the sum of the meetings of the Board of Directors held while he served as a director and the meetings of committees on which he served.

     The Audit Committee, comprised of Messrs. Essex (Chairman), Beatty, Force, and Nolting, Jr., recommends the appointment of the Corporation's independent accountants in connection with its annual audit, and meets with them to outline the scope and review the results of such audit. That committee met four times during the Corporation's fiscal year ended June 30, 1996.

     The Board of Directors of the Corporation has a Compensation Committee, the members of which are Messrs. Nolting, Jr. (Chairman), Keach, Sr., Laitinen and Keach, Jr., which reviews payroll costs and salary recommendations and sets salary guidelines. During the fiscal year ended June 30, 1996, the Compensation Committee met two times.

     The Corporation's Stock Option Committee administers the Stock Option Plan, the 1993 Option Plan, and the Home Federal Bancorp 1995 Stock Option Plan (the "1995 Option Plan"). It did not meet during the fiscal year ended June 30, 1996. Its members are all of the directors except Messrs. Keach, Sr. and Keach, Jr.

     The Corporation's Nominating Committee nominated the slate of directors set forth in the Proxy Statement. The Nominating Committee held one meeting during the fiscal year ended June 30, 1996. The members of the Nominating Committee for the 1996 Annual Meeting were Messrs. Force (Chairman), Nolting, Jr., Beatty, and Essex. The Nominating Committee will consider the nomination of any Shareholder of the Corporation entitled to vote for the election of directors at the meeting who has given timely notice in writing to the Secretary of the Corporation as provided in the Corporation's By-laws. To be timely, a Shareholder's notice must be delivered to or mailed and received by the Secretary of the Corporation not less than 60 days prior to the meeting, unless less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to Shareholders (which notice or public disclosure shall include the date of the annual meeting specified in publicly-available By-laws, if the annual meeting is held on such date), in which case the notice by a Shareholder must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

Management Remuneration and Related Transactions

     Joint Report of the Compensation Committee and the Stock Option Committee

     The Compensation Committee of the Board of Directors was comprised during fiscal 1996 of Messrs. Nolting, Jr. (Chairman), Keach, Sr., Laitinen and Keach, Jr. The Committee reviews payroll costs, establishes policies and objectives relating to compensation, and approves the salaries of all employees, including executive officers. All decisions by the Compensation Committee relating to salaries of the Corporation's executive officers are approved by the full Board of Directors. In fiscal 1996, there were no modifications to Compensation Committee actions and recommendations made by the full Board of Directors. In approving the salaries of executive officers, the Committee has access to and reviews compensation data for comparable financial institutions in the Midwest. Moreover, from time to time the Compensation Committee reviews information provided to it by independent compensation consultants in making its decisions.

     The Corporation's Stock Option Committee administers the Stock Option Plan, the 1993 Option Plan, and the 1995 Option Plan. Its members are all of the Corporation's outside directors.

     The objectives of the Compensation Committee and the Stock Option Committee with respect to executive compensation are the following:

     (1) provide compensation opportunities comparable to those offered by other similarly situated financial institutions in order to be able to attract and retain talented executives who are critical to the Corporation's long-term success;

     (2) reward   executive   officers  based  upon  their  ability  to  achieve
         short-term and long-term strategic goals and objectives and to enhance shareholder value; and

     (3) align the interests of the executive officers with the long-term interests of Shareholders by granting stock options which will become more valuable to the executives as the value of the Corporation's shares increases.

     At present, the Corporation's executive compensation program is comprised of base salary, annual incentive bonuses and long-term incentive bonuses in the form of stock options. Reasonable base salaries are awarded based on salaries paid by comparable financial institutions, particularly in the Midwest, and individual performance. The annual incentive bonuses are tied to the
Corporation's   performance  in  the  areas  of  growth,  profit,  quality,  and productivity for the current fiscal year, and stock options have a direct relation to the long-term enhancement of Shareholder value. In years in which the performance goals of the Corporation are met or exceeded, executive compensation tends to be higher than in years in which performance is below expectations.

     Base Salary. Base salary levels of the Corporation's executive officers are intended to be comparable to those offered by similar financial institutions in the Midwest. In determining base salaries, the Compensation Committee also takes into account individual experience and performance.

     Mr. Keach, Jr. was the Corporation's Chief Executive Officer throughout fiscal 1996. Mr. Keach, Jr.'s salary was increased from $156,550 in fiscal year 1995 to $187,014 in fiscal year 1996. In recommending this increase, the Compensation Committee considered the Corporation's financial performance for the prior fiscal year.

     Annual Incentive Bonuses. Under the Corporation's Annual Incentive Plan, all employees of the Corporation receive a cash bonus for any fiscal year in which the Corporation achieves certain goals in the areas of growth, profit, quality and productivity established by the Board of Directors. Individual bonuses are equal to a percentage of the employee's base salary, which percentage varies with the extent to which the Corporation exceeds these goals for the fiscal year.

     The Corporation believes that this program provides an excellent link between the value created for Shareholders and the incentives paid to executives, since executives receive no bonuses unless the above-mentioned goals are achieved and since the level of those bonuses will increase with greater achievement of those goals.

     Mr. Keach, Jr.'s bonus for fiscal 1996 was $46,620 compared to $32,500 for fiscal 1995. The increase resulted from Mr. Keach, Jr.'s increase in base salary and the Corporation's financial performance during fiscal 1996.

     Stock Options. The Stock Option Plan, the 1993 Option Plan, and the 1995 Option Plan are the Corporation's long-term incentive plans for executive officers and other key employees. These plans align executive and Shareholder long-term interests by creating a strong and direct link between executive pay and Shareholder return, and enable executives to acquire a significant ownership position in the Corporation's Common Stock. Stock options are granted at the prevailing market price and will only have a value to the executives if the stock price increases. The Stock Option Committee determines the number of option grants to be made to executive officers based on the practices of comparable financial institutions as well as the executive's level of responsibility and contributions to the Corporation.

     Mr. Keach, Jr. received no grants of stock options during fiscal year 1996. See "Management Remuneration and Related Transactions-- Stock Options."

     The Compensation Committee and the Stock Option Committee believe that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and the interests of the Corporation's Shareholders. As performance goals are met or exceeded, most probably resulting in increased value to Shareholders, executives are rewarded commensurately. The Committee believes that compensation levels during fiscal 1996 for executives and for the chief executive officer adequately reflect the Corporation's compensation goals and policies.

 Compensation Committee Members                Stock Option Committee Members
 ------------------------------                ------------------------------
     Harvard W. Nolting, Jr.                         John T. Beatty
     John K. Keach, Sr.                              Lewis W. Essex
     John K. Keach, Jr.                              Harold Force
     David W. Laitinen                               David W. Laitinen
                                                     Harvard W. Nolting, Jr.

     Remuneration of Named Executive Officers

     During the last three fiscal years, no cash compensation was paid directly by the Corporation to any of its executive officers. Each of such officers was compensated by the Bank.

     The following table sets forth information as to annual, long-term and other compensation for services in all capabilities to the Corporation and its subsidiaries for each of the Corporation's last three fiscal years of (i) the individual who served as chief executive officer of the Corporation during the fiscal year ended June 30, 1996, and (ii) each executive officer of the
Corporation  serving  as such  during the 1996  fiscal  year,  who  earned  over
$100,000  in  salary  and  bonuses  during  that  year  (the  "Named   Executive
Officers").


                           Summary Compensation Table
                                                                               Long Term Compensation
                                              Annual  Compensation                     Awards
                                      --------------------------------------   -----------------------
Name and Principal                                              Other Annual   Restricted   Securities     All Other
Position During Last        Fiscal                              Compensation      Stock     Underlying   Compensation
 Fiscal Year                 Year      Salary($)(1)  Bonus($)(2)   ($)(3)       Awards($)   Options(#)     ($)(4)
- - -----------------------     ------     ------------   -------   -------------  ----------   -----------   ------------
John K. Keach, Jr.           1996        $187,014     $46,620        --            --           --          $2,537
   President and Chief       1995        $156,550     $32,500        --            --        10,000         $3,798
   Executive Officer         1994        $136,526     $30,800        --            --        15,225         $2,100
   and Director

Gerald L. Armstrong          1996        $120,473     $24,570        --            --           --          $2,590
   Executive Vice            1995       $  97,694     $16,575        --            --         5,000         $2,802
   President and Chief       1994       $  96,985     $17,595        --            --        15,225         $1,816
   Operating Officer

Lawrence E. Welker           1996        $106,500     $22,365        --            --          --           $1,946
   Executive Vice President  1995       $  88,462     $14,625        --            --         5,000         $1,765
   Chief Financial Officer,  1994       $  85,222     $15,385        --            --        15,225         $1,588
   Treasurer and Secretary


(1) Includes amounts deferred by the Corporation's executive officers pursuant to ss.401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), under the 401(k) Plan.

(2)  The bonus amounts were paid under the Bank's Annual Incentive Plan.

(3)  Each  Named  Executive   Officer  of  the  Corporation   receives   certain
     perquisites, but the incremental cost of providing such perquisites does not exceed the lesser of $50,000 or 10% of the officer's salary and bonus.

(4) Includes the Bank's contributions on behalf of the Named Executive Officers to the 401(k) Plan.

Stock Options

     The following table includes information relating to option exercises by the Named Executive Officers during fiscal 1996 and the number of shares covered by both exercisable and unexercisable stock options held by the Named Executive Officers as of June 30, 1996. Also reported are the values for "in-the-money" options (options whose exercisable price is lower than the market value of the shares at fiscal year end) which represent the spread between the exercise price of any such existing stock options and the fiscal year-end market price of the stock. No options were granted during fiscal 1996 to the Named Executive Officers.

               Aggregate Option Exercises in Last Fiscal Year and
        Outstanding Stock Option Grants And Value Realized As Of 6/30/96

                                                                                               Value of
                                                                   Number of                  In-the-Money
                                                             Securities Underlying               Options
                                                              Unexercised Options            at Fiscal Year
                                                             at Fiscal Year End(#)             End($)(1)
                              Shares                      ---------------------------   -----------------------------
                            Acquired on       Value
     Name                  Exercise (#)    Realized($)    Exercisable   Unexercisable   Exercisable     Unexercisable
     ----                  ------------    -----------    -----------   -------------   -----------     -------------
John K. Keach, Jr.             2,500          $54,463       20,931          11,044       $191,957        $25,557
Gerald L. Armstrong            2,300          $39,968       24,981           6,044       $244,730        $14,932
Lawrence E. Welker               ---              ---       17,181           6,044       $106,982        $14,932

- - ----------

(1) Amounts reflecting gains on outstanding in-the-money options are based on the June 30, 1996, average between the high and low closing prices for the stock, which was $26.00.


     Employment Agreements

     The Bank has three-year employment contracts with the following executive officers: Lawrence E. Welker, John K. Keach, Jr. and Gerald Armstrong (collectively, the "Employees"). The Corporation has guaranteed the Bank's obligations under these contracts. The contracts can be extended annually for additional one-year terms to maintain a three-year term unless notice is properly given by either party to the contract, and have been so extended. The Employees receive their current salary, which salary is subject to increases approved by the Board of Directors. The contract also provides, among other things, for participation in other fringe benefits and benefit plans available to Bank employees. The Employees may terminate their employment upon 30 days' written notice to the Bank. The Bank may discharge the Employees for "cause" (generally, dishonesty, incompetence, forms of misconduct, or certain legal violations) at any time or in certain events specified by Office of Thrift Supervision regulations. Upon termination of an Employee's employment by the Bank for other than cause or in the event of termination by an Employee for "cause" (generally, material changes in duties or authority or breaches by the Bank of the contract), that Employee will receive his base compensation under the contract (a) for an additional three years (or the remaining term of the contract, if shorter) if the termination follows a change of control not approved in advance by the Board of Directors (generally, material changes in the owners of shares of the Bank or in the composition of its Board of Directors), or (b) for an additional one year (or the remaining term of the contract, if shorter) if the termination does not follow a change of control. In addition, during such period, the Employee will continue to participate in the Bank's group insurance plans or receive comparable benefits. Moreover, within a period of three months after such termination following a change of control, the Employee will have the right to cause the Bank to purchase any stock options he holds for a price equal to the fair market value (as defined in the contract) of the shares subject to such options minus their option price. If the payments provided for in the employment agreement together with any other payments made to an Employee by the Bank are deemed to be payments in violation of the "golden parachute" rules of the Code, such payments will be reduced to the largest amount which would not cause the Bank to lose a tax deduction for such payments under those rules. The cash compensation which would be paid under these contracts to the three Named Executive Officers if the contracts were terminated as of the date hereof after a change of control for other than cause by the Bank or for cause by the Employees, would be the following:

          Named Executive Officer                    Cash Compensation
          -----------------------                    -----------------
           John K. Keach, Jr.                           $585,000
           Gerald L. Armstrong                          $360,000
           Lawrence E. Welker                           $336,000

     The employment contracts provide the Bank protection of its confidential business information and protection from competition by the Employees should any of them voluntarily terminate his employment without cause or be terminated by the Bank for cause.

     The existence of these contracts may make a merger, other business combination or change of control of the Bank more difficult or less likely. This is because, unless the Employees are allowed to maintain their positions and authority with the Bank, they will be entitled to payments which in the aggregate may be deemed to be substantial. However, the employment contracts provide security to the Employees, and the Board of Directors believes that it will encourage their objective evaluation of opportunities for mergers, other business combinations or other transactions involving a change of control of the Corporation or the Bank since they will be in a position to evaluate such transactions without significant concerns about the manner in which such transactions will affect their financial security.

     Compensation of Directors

     Monthly Fee. Directors of the Corporation are not currently paid director's fees. Each director of the Bank receives a monthly fee of $1,350. If a director misses more than three consecutive meetings, he is removed from the Board. The members of Board committees are not paid a separate fee for attending committee meetings.

     Stock Options to Outside Directors. On October 24, 1995, the Corporation's five outside directors received automatically under the 1993 Option Plan a non-qualified stock option to purchase 636 shares of the Corporation's Common Stock for $25.125 per share.

     The options are exercisable in whole or in part at any time from and after six months following their grant until ten years and one day following their grant, except that such options will terminate, if not previously exercised, six months after the optionholders cease to be directors of the Corporation for any reason other than death. If the optionholder dies while a director of the Corporation or within six months after he ceases to be a director, the option may be exercised by his executor, administrator or estate beneficiaries within one year following the date of his death but not later than the last day of the option term.

     The options are nontransferable other than by will or the laws of descent and distribution and must be exercised by delivering a cash payment equal to the exercise price to the Corporation.

     Deferred Compensation for Outside Directors. The Bank has entered into deferred compensation agreements with the five outside directors. Under these agreements, each outside director defers all or part of his monthly fee during a period of five years and subsequently receives deferred compensation after he reaches his normal retirement date or upon his death. The annual deferred compensation benefits payable to each of the outside directors assuming he continues to defer the fees he is currently deferring during the five year deferral period is as follows:

                                            Amount of Annual
    Name of Individual                    Deferred Compensation
    ------------------                    ---------------------
    David W. Laitinen                            $88,559
    Harold Force                                 $77,417
    John T. Beatty                               $63,120
    Harvard W. Nolting, Jr.                      $31,308
    Lewis W. Essex                               $28,320

     The normal retirement date for Messrs. Beatty, Force, Laitinen and Nolting is the first day of the month following the date on which they reach 65, and for Mr. Essex is the first day of the month following the date on which he reaches
70. The deferred compensation is payable to Messrs. Beatty, Force, Laitinen and Nolting for a period of 15 years and is payable to Mr. Essex for a period of 10 years.

     The agreements provide reduced deferred compensation for directors failing to defer their monthly fees for the full five-year period.

     Directors Emeritus Benefits

     Effective April 1, 1992, in consideration of a director serving as Director Emeritus, any Director Emeritus is paid for each meeting attended, an amount equal to 3/4 of the monthly fee paid to directors at the time of his retirement from the Board.

     Pension Plan

     The Bank's employees are included in a pension plan administered by the Bank. Separate actuarial valuations are not made for individual members of the plan. The Bank's employees are eligible to participate in the plan once they have completed one year of service for the Bank and have attained the age of 21 years.
     The plan provides for monthly retirement benefits determined on the basis of the employee's years of service and the employee's average base salary for the five consecutive years of his employment producing the highest average. Early retirement, disability, and death benefits are also payable under the plan, depending upon the participant's age and years of service. During fiscal 1996, the Bank made no contribution to the pension plan, as it was fully funded for that year.

     The estimated annual retirement benefits guaranteed for a period certain of 120 months and for lifetime thereafter, payable at normal retirement age (65) under the plan to persons in specified remuneration and years of service classifications assuming the year of birth is 1936 or later are as follows (benefits noted in the table are not subject to any offset):


Highest Five-Year                        Years of Service
 Average Annual     -----------------------------------------------------------
  Compensation        10          20          30           40           50
- - -----------------   -------    -------    ---------    ----------    ----------
    $100,000        $19,500    $39,000    $  58,500    $   78,250    $   98,250
    $120,000        $23,500    $47,000    $  70,500    $   94,250    $  118,250
    $140,000        $27,500    $55,000    $  82,500    $  110,250    $  138,250
    $160,000        $31,500    $63,000    $  94,500    $  126,250    $  158,250
    $180,000        $35,500    $71,000    $ 106,500    $  142,250    $  178,250
    $220,000        $39,500    $79,000    $ 118,500    $  158,250    $  198,250
    $240,000        $43,500    $87,000    $ 130,500    $  174,250    $  218,250

     Benefits are currently subject to maximum Code limitations of $120,000 per year. The years of service credited under the pension plan as of June 30, 1996, to the Named Executive Officers are as follows:


         Name of Executive Officer                  Years of Service
         -------------------------                  ----------------
            John K. Keach, Jr.                             22
            Gerald L. Armstrong                           3.25
            Lawrence E. Welker                             17

     The compensation covered by the pension plan for purposes of computing their benefits is the equivalent of the compensation set forth in the salary column in the chart on page 6.

     Supplemental Retirement Income and Deferred Compensation Program

     The Bank has entered into either supplemental retirement agreements or deferred compensation agreements with its executive officers and with eight of its other employees deemed by the management of the Bank to be key employees. These agreements provide the key employees of the Bank with supplemental retirement benefits after the employee reaches his normal retirement date, upon earlier termination of his employment, unless such termination is for cause, or upon his death. The normal retirement date for John Keach, Jr. and Lawrence E. Welker is the first day of the month coincident with his attainment of age 60, and for Gerald Armstrong is the first day of the month coincident with his attainment of age 65. The annual benefits are payable to those persons for a period of 15 years.

     The annual benefits for the Named Executive Officers are equal to the amounts specified below:

       Name of Executive Officer              Amount of Annual Benefit
       -------------------------              ------------------------
        John K. Keach, Jr.                              $82,664
        Gerald L. Armstrong                             $67,343
        Lawrence E. Welker                              $58,649

     The agreements provide reduced annual benefits for the executive officers electing early retirement. If the executive officer leaves before early retirement, the annual benefits are further reduced, and such reduction is dependent on his years of service with the Bank, completed after the date the agreements were executed. In the event of a change of control of the Bank, the reductions described above are somewhat decreased. While the benefits are paid from the general assets of the Bank, the Bank has secured key person life insurance in order to provide the Bank with the funds necessary to provide the benefits described above. Under the supplemental retirement agreements, if an executive officer or employee is terminated for cause, all benefits under his agreement are forfeited.

     Performance Graph

     The following graph shows the performance of the Corporation's Common Stock since June 30, 1991, in comparison to the NASDAQ Stock Market - U.S. Index and the NASDAQ Bank Index.

[GRAPH OMITTED, CHART INSERTED IN ITS PLACE]


                             6/91     6/92     6/93     6/94     6/95     6/96
                             ----     ----     ----     ----     ----     ----
Home Federal Bancorp         100      174      350      352      432      486
NASDAQ Bank                  100      148      188      214      242      315
NASDAQ Stock Market-US       100      120      151      153      204      261



*    $100 INVESTED ON 6/30/91 IN STOCK OR INDEX -
     INCLUDING REINVESTMENT OF DIVIDENDS.
     FISCAL YEAR ENDING JUNE 30.


     Transactions With Certain Related Persons

     The Bank has followed the policy of offering to its directors, officers and employees and their associates, real estate mortgage loans for the financing of their principal residences; consumer loans; and, in certain cases, commercial loans. These loans are made in the ordinary course of business on substantially the same terms and collateral as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility or present other unfavorable features.

     Compensation Committee Interlocks and Insider Participation

     The members of the Corporation's Compensation Committee are Messrs. Nolting, Jr. (Chairman), Keach, Sr., Laitinen and Keach, Jr. Messrs. Keach, Sr. and Keach, Jr. are each officers of the Corporation. All of the outside directors of the Corporation are members of the Stock Option Committee.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 ("1934 Act") requires that the Corporation's officers and directors and persons who own more than 10% of the Corporation's Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% Shareholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms received by it, and/or written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that during the fiscal year ended June 30, 1996, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners with respect to Section 16(a) of the 1934 Act were complied with.

                                   ACCOUNTANTS

     The firm of Deloitte & Touche has been selected as the Corporation's principal independent accountant for the current fiscal year. Deloitte & Touche has served as auditors for the Corporation since 1984. It is expected that representatives of the firm will be present at the Annual Meeting to make any statements they desire to make and to answer questions directed to them.

                              SHAREHOLDER PROPOSALS

     Proposals of Shareholders intended to be presented at the next Annual Meeting to be held in October, 1997, must be received by the Corporation at its principal executive offices for inclusion in the Proxy Statement and form of proxy relating to that meeting no later than 120 days in advance of September 20, 1997. Any such proposals should be sent to the attention of the Secretary of the Corporation, 222 West Second Street, P.O. Box 648, Seymour, Indiana 47274-0648. Those proposals must also satisfy certain requirements specified in the Corporation's By-laws.

                                     GENERAL

     The Board of Directors knows of no matters which are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the meeting, it is intended that the proxies will be voted, with respect to them, in accordance with the recommendations of the Board of Directors.

     The cost of soliciting proxies in the accompanying form will be borne by the Corporation. In addition to solicitations by mail, some of the officers and regular employees of the Corporation, who will receive no special compensation therefor, may solicit proxies by telephone, telegraph or personal visits, and the cost of such additional solicitation, if any, will be borne by the Corporation.

     Each Shareholder is urged to complete, date and sign the proxy and return it promptly in the enclosed return envelope.

     Insofar as any of the information in this Proxy Statement may rest peculiarly within the knowledge of persons other than the Corporation, the Corporation relies upon information furnished by others for the accuracy and completeness thereof.

                                             By Order of the Board of Directors


                                             /s/ John Keach, Sr.
                                             ----------------------------------
                                              John K. Keach, Sr.,
                                                Chairman of the Board

September 20, 1996

[PROXY CARD, FRONT]

                                 REVOCABLE PROXY
                              HOME FEDERAL BANCORP
                         Annual Meeting of Shareholders
                                October 22, 1996

     The undersigned hereby appoints Gerald L. Armstrong and Lawrence E. Welker, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of Home Federal Bancorp which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Holiday Inn, Seymour, Indiana, on Tuesday, October 22, 1996, at 3:00 P.M., and at any and all adjournments thereof, as follows:

1. The election as directors of all nominees listed below for three year terms, except as marked to the contrary.

             [ ] FOR                             [ ] VOTE WITHHELD

INSTRUCTION: To withhold authority to vote for any individual nominee,  strike a line through the nominee's name in the list below:

      John K. Keach, Jr.                              David W. Laitinen, MD
                          (each for a three year term)

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

 The Board of Directors recommends a vote "FOR" each of the listed propositions.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     This proxy may be revoked at any time prior to the voting thereof.

     The undersigned acknowledges receipt from Home Federal, prior to the execution of this proxy, of notice of the Meeting, a proxy statement and an Annual Report to shareholders.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                                        Date                              , 1996


                                        ----------------------------------------
                                                  Print Name of Shareholder


                                        ----------------------------------------
                                                  Signature of Shareholder


                                        ----------------------------------------
                                                 Print Name of Shareholder


                                        ----------------------------------------
                                                  Signature of Shareholder

                                        Please sign as your name  appears on the
                                        envelope  in which this card was mailed.
                                        When  signing  as  attorney,   executor,
                                        administrator,   trustee  or   guardian,
                                        please give your full title. If shares are held jointly, each holder should sign.

             PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE
                        ENCLOSED POSTAGE-PAID ENVELOPE.